UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
  ------------------------------------------------------------
                            FORM S-8
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                              1933
  ------------------------------------------------------------
                 FLORIDA ROCK INDUSTRIES, INC.

FLORIDA                                             59-0573002
State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                 Identification No.)

155 East 21st Street
Jacksonville, Florida                                            32206
Address of principal executive offices)                       (Zip code)
 -------------------------------------------------------------

                 FLORIDA ROCK INDUSTRIES, INC.
                        2000 STOCK PLAN
                    (Full title of the plan)
  ------------------------------------------------------------

                       James J. Gilstrap
           Vice President and Chief Financial Officer
                      155 East 21st Street
                  Jacksonville, Florida 32206
            (Name and address of agent for service)
                          904-355-1781
            (Telephone number, including area code,
                     of agent for service)
 -------------------------------------------------------------
                           Copies to:
                          Lewis S. Lee
            Martin, Ade, Birchfield & Mickler, P.A.
                     One Independent Drive
                           Suite 3000
                  Jacksonville, Florida 32202
  ------------------------------------------------------------

                CALCULATION OF REGISTRATION FEE


Title of    Amount to      Proposed   Proposed      Amount of
Securities  be             maximum    aggregate     registration
to be       registered   offering   offering
registered               price per   price (1)
                         unit (1)


Common Stock (2)
($.10 par    750,000   $38.81   $29,107,500     $7,685
value)



  1. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices as reported on the New York Stock Exchange Composite Transactions List on October 2, 2000.

  2. This registration statement also applies to preferred share purchase rights which are attached to and trade with each share of common stock.


                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                         EXPLANATORY NOTE

  As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Florida Rock Industries, Inc. 2000 Stock Plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

       Florida Rock Industries, Inc. (the "Company"), hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission:

       (a)  Annual Report on Form 10-K for the year ended
September 30, 1999;

       (b) Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999, March 31, 2000 and June 30, 2000; and

       (c) The description of the Company's common stock contained in: (i) Articles VII and XIII of the Registrant's Restated Articles of Incorporation, previously filed as an exhibit to Form 10-Q for the quarter ended December 31, 1986;
(ii) Article III of the Registrant's Restated Articles of Incorporation, previously filed as an exhibit to Form 10-K for the year ended September 30, 1993; and (iii) Articles XIV and XV of the Registrant's Restated Articles of Incorporation, previously filed as an appendix to the Registrant's proxy statement dated December 15, 1994.

  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.     Description of Securities.

       Not applicable.

Item 5.     Interests of Named Experts and Counsel.

       Not applicable.

Item 6.     Indemnification of Directors and Officers.

       Under the provisions of Section 607.0850, Florida Statutes, the Registrant is empowered generally to indemnify any officer or director against liability incurred in connection with any proceeding if such officer or director acted in good faith and in a manner such officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

       The Registrant's Restated Articles of Incorporation provide for indemnification of its officers and directors, in their capacity as such, in accordance with the laws of the State of Florida.

       Article XI of the Registrant's Articles of
Incorporation provides as follows:

  A. The corporation shall indemnify and hold harmless each person, his heirs, executors and administrators, who shall serve at any time as a director or officer of the corporation or, at its request, of any other corporation, partnership, joint venture, trust, or other enterprise, from and against any and all claims and liabilities to which such person shall have become subject by reason of his being or having heretofore or hereafter been a director or officer of the corporation, or of any other such corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by such person as such director or officer, such indemnification to be in accordance with the laws of the State of Florida as now in existence or as hereafter amended.

  B. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

  C. The corporation, its directors, officers, employees and agent shall be fully protected in taking any action or making any payment under this Article XI or refusing to do so, in reliance upon the advice of counsel.

  D. If any part of this Article XI shall be found in any proceeding to be invalid or ineffective, the remaining provisions shall not be affected.

  Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, may be permitted by the foregoing, or otherwise, the Registrant understands that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

  The Registrant maintains officers' and directors' indemnity insurance covering claims made against an officer or director for reason of actual or asserted wrongful act (meaning any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted).

Item 7.     Exemption from Registration Claimed.

       Not applicable.

Item 8.     Exhibits.

       Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that have heretofore been filed with the Securities and Exchange Commission and that are designated by reference to their exhibit number in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 9.     Undertakings.

       The undersigned Registrant hereby undertakes:

  (a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement   to include any material information with respect to the
plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d) That, for purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                            SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 4th day of October, 2000.

                  FLORIDA ROCK INDUSTRIES, INC.
                           (Registrant)

                    By: /s/ John D. Baker, II
    ----------------------------------------------------------
                        John D. Baker, II,
              President and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of October, 2000.

Signature             Title     Signature                Title

/s/ Edward L. Baker             /s/ Luke E. Fichthorn, III
---------------------      --------------------------
Edward L. Baker  Director  Luke E. Fichthorn, III   Director

/s/ John D. Baker, II      /s/
---------------------      --------------------------
John D. Baker, II     Director, G. Kennedy Thompson      Director
                 President and
                 Chief Executive
                 Officer (Principal
                 Executive Officer)

/s/ Thompson S. Baker, II       /s/ Francis X. Knott
---------------------           ---------------------------
Thompson S. Baker, II  Director Francis X. Knott      Director

/s/ James J. Gilstrap           /s/
---------------------           ---------------------------
James J. Gilstrap     Vice President Radford D. Lovett     Director
                 Treasurer and
                 Chief Financial Officer
                 Principal Financial
                 Officer)


/s/ Wallace A. Patzke, Jr.      /s/ A.R. Carpenter
-----------------------              ----------------------------
Wallace A. Patzke, Jr.  Vice         A.R. Carpenter        Director
                     President and
                     Chief Accounting
                     Officer
                     (Principal Accounting
                     Officer)

/s/ Charles H. Denny, III       /s/
--------------------------      -------------------------
Charles H. Denny, III Director  C.J. Shepherdson     Director


  Pursuant to the requirements of the Securities Act of 1933, the 2000 Stock Plan Committee, which is the Florida Rock Industries, Inc. Compensation Committee, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on October 4, 2000.

                The Florida Rock Industries, Inc.
                    2000 Stock Plan Committee

                      By: /s/ Luke E. Fichthorn, III
           --------------------------------------------
                      Name:  Luke E. Fichthorn, III
                      Title: Chairman


                          EXHIBIT INDEX

4.1(a) Restated Articles of Incorporation (incorporated by reference to Exhibit 3(a) to Registrant's Form 10-Q for the quarter ended December 31, 1986).

4.1(b) Amendment to Restated Articles of Incorporation
(incorporated by reference to appendix to Registrant's Proxy
Statement dated December 15, 1994).

4.1(c) Amendment to Restated Articles of Incorporation
(incorporated by reference to appendix to Registrant's Proxy
Statement dated December 15, 1994).

4.2(a) Restated Bylaws (incorporated by reference to Exhibit
3(ii)(a) to Registrant's Form 10-K for the  year ended September
30, 1993).

4.2(b) Amendment to Bylaws adopted October 5, 1994
(incorporated by reference to Exhibit 3(ii)(b) to Registrant's
Form 10-K for the year ended September 30, 1994).

4.2(c) Amendment to Bylaws adopted February 4, 1998
(incorporated by reference to Exhibit 3(b)(3) to Registrant's
Form 10-Q for the quarter ended March 31, 1998).

4.3    Rights Agreements, dated as of May 5, 1999 between the
Company and First Union National Bank (incorporated by reference to Exhibit 4 to the Company's Form 8-K dated May 5, 1999).

4.4    Florida Rock Industries, Inc. 2000 Stock Plan.

5 Opinion of Counsel.

21     Subsidiaries of the Registrant (incorporated by reference to
Exhibit (21) to Registrant's Form 10-K for the year ended
September 30, 1999).

23.1   Consent of Deloitte & Touche LLP.

23.2   Consent of Counsel (included in Exhibit 5).


EXHIBIT 4
FLORIDA ROCK INDUSTRIES, INC.
2000 STOCK PLAN

SECTION 1

NAME AND PURPOSE

  1.1 Name. The name of the plan shall be the Florida Rock
Industries, Inc. 2000 Stock Plan (the "Plan").

  1.2.Purpose of Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by (a) motivating superior performance by means of stock incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company.

SECTION 2

DEFINITIONS

  2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

   (a) "Act" means the Securities Exchange Act of 1934, as amended.

   (b) "Award" means any Option, Stock Appreciation Right,
Restricted Stock, Stock Bonus, or any combination thereof granted under the Plan, including Awards combining two or more types of Awards in a single grant.

  (c)  "Board" means the Board of Directors of the Company.

  (d) "Code" means the Internal Revenue Code of 1986, as amended.

  (e   "Committee" means a Committee of the Board, which shall
consist of two or more members, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 as promulgated under the Act, or the Board which may act as the Committee.

  (f   "Company" means Florida Rock Industries, Inc., a
Florida corporation (and any successor thereto) and its Subsidiaries.

   (g) "Director Award" means an Award Other than an Incentive
Stock Option granted to an Eligible Director.

   (h) "Eligible Director" means a person who is serving as a member of the Board and who is not an Employee.

   (i) "Employee" means any employee of the Company or any of its Subsidiaries.

   (j) "Fair Market Value" means, on any date, the closing price of the Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such exchange (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

   (k) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option within the meaning of Section 422 of the Code or (ii) a Nonstatutory Stock Option.

   (l) "Participant" means any Employee or Eligible Director designated by the Committee to participate in the Plan.

   (m) "Plan" means the Florida Rock Industries, Inc. 2000
Stock Plan, as in effect from time to time.

  (n) "Restricted Stock" shall mean a share of Stock granted to a Participant subject to such restrictions as the Committee may determine.

  (o) "Stock" means the Common Stock of the Company, par value $.10 per share.

   (p "Stock Appreciation Right" means the right, subject to such terms and conditions as the Committee may determine, to receive an amount in cash or Stock, as determined by the Committee, equal to the excess of (i) the Fair Market Value, as of the date such Stock Appreciation Right is exercised, of the number shares of Stock covered by the Stock Appreciation Right being exercised over (ii) the aggregate exercise price of such Stock Appreciation Right.

   (q   "Stock Bonus" means the grant of Stock as compensation
from the Company in lieu of cash salary or bonuses otherwise payable to the Participant and stock issued for service awards and other similar Employee recognition programs.

  (r) "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, 50% or more of the voting power or of the capital interest or profits interest of such entity.

  2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3

ELIGIBILITY AND PARTICIPATION

  The only persons eligible to participate in the Plan shall be those Employees and Eligible Directors selected by the Committee as Participants.

SECTION 4

POWERS OF THE COMMITTEE

  4.1 Power to Grant. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Awards, and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

  4.2 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

SECTION 5

STOCK SUBJECT TO PLAN

   5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards under the Plan may not exceed 750,000 shares of Stock. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose. The maximum number of shares of Stock with respect to which Awards may be granted to any one Employee under the Plan is 20% of the aggregate number of shares of Stock available for Awards under Section 5.1. A maximum of 10% of shares of Stock available for issuance under the Plan may be issued as Restricted Stock and Stock Bonuses.

  5.2 Cancelled, Terminated, Forfeited or Surrendered Awards.
Any shares of Stock subject to an Award which for any reason are cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan. In the event that any Award is exercised through the delivery of Stock or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Stock by the Company, the number of shares available for Awards under the Plan shall be increased by the number of shares so surrendered or withheld.

  5.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate transaction or event, (i) the aggregate number of shares of Stock available for Awards under Section 5.1 and (ii) the number of shares and exercise price with respect to Options and the number, prices and dollar value of other Awards, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

SECTION 6

STOCK OPTIONS

  6.1 Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the exercisability (if any) of the Option in the event of death, retirement, disability or termination of employment, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, or, in the case of Incentive Stock Options, as may be required by the Code. Options may also be granted in replacement of or upon assumption of options previously issued by companies acquired by the Company by merger or stock purchase, and any options so replaced or assumed may have the same terms including exercise price as the options so replaced or assumed.

  6.2 Option Price. Nonstatutory Stock Options and Incentive
Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

  6.3 Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, subject to the Committee's right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than ten years after the date on which it is granted.

  6.4 Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment (i) by tendering, by either actual delivery of shares or by attestation, shares of Stock already owned by the Participant valued at its Fair Market Value on the date of exercise (if such Stock has been owned by the Participant for at least six months) or (ii) by electing to have the Company retain Stock which would otherwise be issued on exercise of the Option, valued at its Fair Market Value on the date of exercise. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock. The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon the exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any required tax withholding resulting from such exercise.

  6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.

SECTION 7

STOCK APPRECIATION RIGHTS

   7.1 SAR's In Tandem with Options. Stock Appreciation Rights may be granted to Participants in tandem with any Option granted under the Plan, either at or after the time of the grant of such Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Each Stock Appreciation Right shall only be exercisable to the extent that the corresponding Option is exercisable, and shall terminate upon termination or exercise of the corresponding Option. Upon the exercise of any Stock Appreciation Right, the corresponding Option shall terminate.

  7.2 Other Stock Appreciation Rights. Stock Appreciation
Rights may also be granted to Participants separately from any Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.


SECTION 8

RESTRICTED STOCK

  8.1 Grant of Restricted Stock. The Committee may grant Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock shall be subject to such restrictions, which may relate to continued employment with the Company, performance of the Company, or other restrictions, as the Committee may determine. Each grant of Restricted Stock shall be evidenced by a written agreement setting forth the terms of such Award.

  8.2 Removal of Restrictions. The Committee may accelerate or waive such restrictions in whole or in part at any time in its discretion.

SECTION 9

STOCK BONUSES

  9.1 Grant of Stock Bonuses. The Committee may grant a Stock Bonus to a Participant at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Such stock bonuses shall only be granted in lieu of cash compensation otherwise payable to an employee.

SECTION 10

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

  10.1 General. The Board may from time to time amend, modify or terminate any or all of the provisions of the Plan, subject to the provisions of this Section. The Board may not change the Plan in a manner which would prevent outstanding Incentive Stock Options granted under the Plan from being Incentive Stock Options without the written consent of the optionees concerned. Furthermore, the Board may not make any amendment which would (i) modify the employees or class of employees eligible to participate in the Plan, (ii) increase the number of shares of Stock subject to Awards under the Plan pursuant to Section 5.1,
(iii) change the minimum exercise price for stock options as provided in Section 6.2, or (iv) extend the last date on which options may be granted, in each case without the approval of a majority of the outstanding shares of Stock entitled to vote thereon. No amendment or modification shall affect the rights of any Participant with respect to a previously granted Award, without the written consent of the Participant.

  10.2 Termination of Plan. No further Options shall be granted under the Plan subsequent to September 30, 2010, or such earlier date as may be determined by the Board.


SECTION 11

MISCELLANEOUS PROVISIONS

  11.1 Nontransferability of Awards. Except as otherwise provided by the Committee (which can not so provide with respect to an Incentive Stock Option), no Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

  11.2 Beneficiary Designation. Except with respect to
Incentive Stock Options, each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingent or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Committee. In the absence of any such designation, Awards outstanding at death may be exercised by the Participant's surviving spouse, if any, or otherwise by his estate.

  11.3 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

  11.4 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state and local tax obligation associated with the transaction.

  11.5 Change of Control. On the date of a Change of Control
(as herein defined), all outstanding Options and Stock
Appreciation Rights shall become immediately exercisable and all restrictions with respect to Restricted Stock shall lapse. Change of Control shall mean:

       (a   The acquisition (other than from the Company) by
any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (excluding any acquisition or holding by (i) the Company or its subsidiaries; (ii) the directors of the Company as of October 4, 2000 and their respective affiliates; (iii) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

        (b Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for the election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

        (c Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, in which the Company is not the surviving entity and with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

  11.6 Agreements with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee or its designee.

  11.7 Company Intent. The Company intends that the Plan comply in all respects with Rule 16b-3 under the Act, and any ambiguities or inconsistencies in the construction of the Plan shall be interpreted to give effect to such intention.

  11.8 Requirements of Law. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

  11.9 Effective Date. The Plan shall be effective upon its adoption by the Board subject to approval by the Company's shareholders at the 2000 annual shareholders' meeting.

  11.10 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida.


EXHIBIT 5 - OPINION OF COUNSEL

             MARTIN, ADE, BIRCHFIELD & MICKLER, P.A.
                      One Independent Drive
                            Suite 3000
                      Jacksonville, FL 32202

                         October 6, 2000

Florida Rock Industries, Inc.
P.O. Box 4667
Jacksonville, FL 32201

  Re:  Florida Rock Industries, Inc. 2000 Stock Plan -
       Registration Statement on Form S-8

Ladies and Gentlemen:

  We are special counsel to Florida Rock Industries, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 750,000 shares (the "Shares') of the Company's common stock, par value $0.10 per share, pursuant to the Florida Rock Industries, Inc. 2000 Stock Plan (the "Plan").

  In rendering this opinion, we have examined: (a) the Registration Statement; (b) the Company's prospectus, dated October 6, 2000; (c) a copy of the Company's bylaws; and (e) a record of the proceedings of the Company relating to the authorization of the issuance and delivery of the Shares pursuant to the Plan. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuiness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examinations.

  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

  1. The Company has been incorporated under the laws of Florida and the Company's status is active.

  2. The Shares will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Shares shall have been issued and sold in the manner contemplated by the Plan; and (iii) certificates representing the Shares shall have been executed, countersigned and registered and delivered to the purchasers thereof against payment of the agreed consideration therefor.

  We express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

  The opinions rendered herein are limited to the law of the State of Florida and the Federal law of the United States.

  This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

  We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as special counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                           Very truly yours,

                           MARTIN, ADE, BIRCHFIELD & MICKLER,
P.A.



                           EXHIBIT 23.1

                  INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Florida Rock Industries, Inc. on Form S-8 of our reports dated December 3, 1999, included and incorporated by reference in the Annual Report on Form 10-K of Florida Rock Industries, Inc. for the year ended September 30, 1999.

DELOITTE & TOUCHE LLP


Jacksonville, Florida
October 5, 2000